Exhibit 10.122

AMENDMENT NO. 1

TO THE

MAIN AGREEMENT

This Amendment No. 1 (this "Amendment") to the Main Agreement (as defined below), dated as of May 4, 2004, is entered into by and between Mechanical Technology Incorporated, a corporation organized under the laws of New York (together with its permitted successors, the "Company"), and Fletcher International, Ltd., a company organized under the laws of Bermuda (together with its permitted successors, "Fletcher").

WHEREAS, the Company and Fletcher are parties to that certain Agreement dated as of January 26, 2004 (the "Main Agreement") (with capitalized terms used and not defined herein having the meanings ascribed to them in the Main Agreement); and

WHEREAS, pursuant to the Main Agreement, the Company issued to Fletcher on January 29, 2004, Certificate of Additional Investment Rights No. 1; and

WHEREAS, the Company and Fletcher desire to amend the Main Agreement to, among other things, revise the terms of the Additional Investment Rights contained in the Certificate issued under the Main Agreement and certain registration obligations of the Company;

NOW, THEREFORE, in consideration of and upon the basis of the foregoing, the representations, warranties, covenants and agreements contained herein and in the Main Agreement, and subject to the terms and conditions set forth herein and in the Main Agreement, the parties hereto agree as follows:

  Amendment of the Main Agreement

  .

    Annex A of the Main Agreement is hereby deleted and replaced with the Certificate attached hereto as Annex A-1 (the "Replacement Certificate").
    Section 1(b) of the Main Agreement is hereby deleted and replaced with the following:

    "(b) In addition, the Company shall issue to Fletcher on the date of Amendment No. 1 to the Agreement a certificate in the form attached hereto as Annex A (the "Certificate") evidencing rights (the "Additional Investment Rights") to purchase from the Company (i) additional shares of Common Stock (the "First Additional Shares") at the price specified in the Certificate, at an aggregate purchase price of eight million dollars ($8,000,000) (the "First Additional Investment Amount"); (ii) from time to time, additional shares of Common Stock (the "Second Additional Shares," and, together with the First Additional Shares, the "Additional Shares") at the price specified in the Certificate, up to an aggregate purchase price of twenty million dollars ($20,000,000) (the "Second Additional Investment Amount," and, together with the First Additional Investment Amount, the "Additional Investment Amount") and (iii) up to two million, seven hundred thousand (2,700,000) shares of common stock, par value $0.01 per share (the "Plug Power Stock") of Plug Power, Inc., a Delaware corporation ("Plug Power"), owned by the Company and held in escrow pursuant to the terms of the Escrow Agreement (as defined in Section 13(a)(iii)) at a price specified in the Certificate, all subject to the terms and conditions of the Certificate. Fletcher shall have the right to exercise the Additional Investment Rights in the manner, and subject to the terms, specified in this Agreement and in the Certificate."

    Section 4 of the Main Agreement is hereby deleted and replaced with the revised Section 4 attached hereto as Annex B.
    Section 5(b) of the Main Agreement is hereby amended by deleting "11,107,214" in each place it appears and replacing it with "8,330,411" and deleting "forty percent (40%)" and replacing it with "thirty percent (30%)".
    Section 7 of the Main Agreement is hereby deleted and replaced with the revised Section 7 attached hereto as Annex C.
    Section 8(f) of the Main Agreement is hereby deleted and replaced with the following:

    "(f) If on any date the number of shares equal to (i) the quotient of (A) the difference obtained by subtracting the aggregate Designated Additional Investments set forth on the Additional Investment Notices with respect to all exercises of the MTI Investment Rights (measured as of such date) from the Additional Investment Amount divided by (B) the Amendment Date Price on such date, multiplied by eighty percent (80%), plus (ii) all other shares of Common Stock that are issuable upon exercise of the MTI Investment Rights or otherwise under this Agreement or the Certificate, or the date has passed on which such shares were required to be issued, under this Agreement or the Certificate in connection with a Restatement, a Later Issuance, a Change in Control or otherwise, exceeds the remaining number of Common Shares (after taking into account all issued shares of Common Stock) then reserved for issuance, then the Company shall reserve for issuance within three (3) Business Days after and including such date a number of Common Shares not less than such excess."

    Sections 9(b) and 9(c) of the Main Agreement are each hereby amended by deleting the amount "$26,000,000" and replacing it with "$28,000,000."
    The first sentence of the letter attached as Annex B to the Main Agreement is hereby deleted and replaced with the following:

  "Reference is made to the Agreement (the "Agreement") dated as of January 26, 2004 by and between Mechanical Technology Incorporated (the "Company") and Fletcher International, Ltd. ("Fletcher"), as amended by Amendment No. 1 to the Main Agreement, dated as of May 4, 2004."

  Delivery of New Certificate. Upon the execution of this Amendment, (a) Fletcher shall deliver to the Company the original Certificate issued pursuant to the Main Agreement for cancellation and the Company shall issue and deliver to Fletcher one (1) Replacement Certificate, duly executed by the Company in definitive form and duly registered on the books of the Company in the name of Fletcher International, Ltd., and (b) Fletcher shall deliver the certificate in the form attached hereto as Annex D.

  3. Amendment to Escrow Agreement; Release of Plug Power Shares. Upon the execution of this Amendment, Fletcher and the Company shall each execute and deliver to the Escrow Agent:

    Joint Instructions to the Escrow Agent to release three hundred thousand (300,000) shares of Plug Power Stock from the Escrow Fund (as defined in the Escrow Agreement) to the Company; and
    a duly executed amendment to the Escrow Agreement substantially in the form attached hereto as Annex E.

    4. Miscellaneous.

    (a) Except as expressly set forth herein, the Main Agreement shall remain in full force and effect, as amended hereby.

    (b) The parties may execute and deliver this Amendment as a single document or in any number of counterparts, manually, by facsimile or by other electronic means, including contemporaneous xerographic or electronic reproduction by each party's respective attorneys. Each counterpart shall be an original, but a single document or all counterparts together shall constitute one instrument that shall be the agreement.

    [SIGNATURE PAGE FOLLOWS]

    IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment, all as of the day and year first above written.

MECHANICAL TECHNOLOGY INCORPORATED

By: /s/Cynthia A. Scheuer_______________ Name: Cynthia A. Scheuer Title: VP & CFO

FLETCHER INTERNATIONAL, LTD., by its duly authorized investment advisor, FLETCHER ASSET MANAGEMENT, INC.

By: /s/Peter Zayfert _____ Name: Peter Zayfert Title: Authorized Signatory
By: /s/Denis Kiely __ Name: Denis Kiely Title: Authorized Signatory

    ANNEX A-1

    FORM OF CERTIFICATE OF ADDITIONAL INVESTMENT RIGHTS

    ANNEX B

    Revised Section 4 of the Main Agreement

    4. Registration Provisions.

    The Company shall, as soon as practicable and at its own expense, but in no event later than February 25, 2004, file a registration statement under the Securities Act covering the resale of all of the Common Shares (such registration statement, together with all amendments and supplements thereto and any replacement registration statement with respect thereto or with respect to the Common Shares covered thereby, the "Initial Registration Statement"). Pursuant to the preceding sentence, the Company shall register pursuant to the Initial Registration Statement a number of shares of Common Stock at least equal to the sum of (i) the quotient of the Initial Investment divided by the product of (A) the Agreement Date Price (measured as of the filing date of the Initial Registration Statement) multiplied by (B) eight tenths (0.80), plus (ii) the quotient of $26,000,000 divided by the product of (A) the Agreement Date Price multiplied by (B) eight tenths (0.80); provided, however, that if the Stockholder Consent has not been obtained prior to the effectiveness of the Initial Registration Statement, the Company shall register pursuant to such Initial Registration Statement not less than 5,550,830 shares of Common Stock, representing nineteen and ninety-nine one hundredths percent (19.99%) of the shares of Common Stock outstanding as of the date of this Agreement (the "Original Number"). The Company shall use its best efforts to cause such Initial Registration Statement to be declared effective as soon as practicable, but not later than April 25, 2004 (or, in the event that the SEC elects to review such Initial Registration Statement, May 25, 2004). The Company shall provide prompt written notice to Fletcher if the SEC elects to review such Initial Registration Statement. Notwithstanding anything in this Agreement to the contrary, (x) in the event of an SEC Rejection (as defined in Section 4(l)) relating to the Initial Registration Statement stating that the SEC will not permit the Company to register the resale of Common Shares issuable upon exercise of the MTI Additional Investment Rights, the Company shall only be obligated to register pursuant to the Initial Registration Statement the number of shares under Section 4(a)(i) above, and (y) in the event such SEC Rejection referred to in the preceding clause (x) does not expressly state that the SEC will permit the Company to register the resale of Common Shares issuable under this Agreement (disregarding for these purposes shares issuable under the Certificate or with respect to the MTI Additional Investment Rights), the Company shall only be obligated to register pursuant to the Initial Registration Statement 1,418,842 Common Shares.
    If the Stockholder Consent is obtained after the effective date of the Initial Registration Statement, then the Company shall, at its own expense and no later than ten (10) days after and excluding the date on which the Stockholder Consent is obtained, file a registration statement under the Securities Act covering the resale of all of the Common Shares not previously registered pursuant to the Initial Registration Statement (such registration statement, together with all amendments and supplements thereto and any replacement registration statement with respect thereto or with respect to the Common Shares covered thereby, the "Consent Registration Statement"). Pursuant to the preceding sentence, the Company shall register pursuant to the Consent Registration Statement a number of shares of Common Stock at least equal to the difference between (i) the quotient of (A) thirty-eight million dollars ($38,000,000) divided by (B) the product of (x) the Amendment Date Price (as defined in the Certificate) (measured as of the filing date of the Consent Registration Statement) multiplied by (y) eight-tenths (0.80) and (ii) the number of shares registered pursuant to the Initial Registration Statement or any other effective Registration Statement (as defined in Section 4(d)); provided, however, that in no event shall the Company be required to register pursuant to the Registration Statements in the aggregate more than 8,330,411 Common Shares, representing thirty percent (30%) of the Original Number. The Company shall use its best efforts to cause the Consent Registration Statement to be declared effective as soon as practicable, but not later than seventy (70) days after and excluding the date on which the Stockholder Consent is obtained (or, in the event that the SEC elects to review such Initial Registration Statement, one hundred (100) days after and excluding the date on which the Stockholder Consent is obtained). The Company shall provide prompt written notice to Fletcher if the SEC elects to review such Consent Registration Statement. Notwithstanding anything in this Agreement to the contrary, in the event of (1) an SEC Rejection relating to the Initial Registration Statement, or (2) an SEC Rejection relating to any other Registration Statement, the Company shall have no further obligations under this Section 4(b) and shall instead be obligated to register such shares, if and when issued, in accordance with Section 4(n).
    At any time after the effectiveness of the Initial Registration Statement and the Consent Registration Statement, the Company shall file a new registration statement (each new registration statement, an "Additional Registration Statement") as promptly as practicable after (and in no event later than ten (10) days after and excluding) the date (a "Shortfall Date") on which the number of Common Shares issued or issuable under this Agreement and the Certificate exceeds eighty percent (80%) of the number of shares of Common Stock then registered, so that one hundred twenty-five percent (125%) of Common Shares so issued or issuable (as determined on such date) shall be registered pursuant to such registration statement; provided, however, that in no event shall the Company be required to register pursuant to the Registration Statements in the aggregate more than 8,330,411 Common Shares, representing thirty percent (30%) of the Original Number. The Company shall use its best efforts to cause each Additional Registration Statement to be declared effective as soon as practicable, but not later than seventy (70) days after and excluding the relevant Shortfall Date (or, in the event that the SEC elects to review such Additional Registration Statement, one hundred (100) days after and excluding the relevant Shortfall Date). The Company shall provide prompt written notice to Fletcher if the SEC elects to review any Additional Registration Statement. Notwithstanding anything in this Agreement to the contrary, in the event of (1) an SEC Rejection relating to the Initial Registration Statement, or (2) an SEC Rejection relating to any other Registration Statement, the Company shall have no further obligations under this Section 4(c) and shall instead be obligated to register such shares, if and when issued, in accordance with Section 4(n).
    The Initial Registration Statement, Consent Registration Statement and each Additional Registration Statement and Subsequent Issuance Registration Statement (as defined in Section 4(n)) are referred to herein, collectively, as the "Registration Statements." The obligations to timely file the Registration Statements and to have the Registration Statements declared effective and to maintain such effectiveness as provided in this Section 4 (subject to any Blackout Period that does not constitute a Blackout Violation, in each case, as defined below) are referred to herein as the "Registration Requirement."
    Each Common Share is a "Covered Security." The Company shall provide prompt written notice to Fletcher when each of the Registration Statements has been declared effective by the SEC.
    The Company will use its best efforts to: (i) keep each Registration Statement effective until the earlier of (A) the later of (1) the second anniversary of the issuance of the last Covered Security that may be issued and to which such Registration Statement relates, or (2) such time as all of the Covered Securities issued or issuable to Fletcher and to which such Registration Statement relates can be sold by Fletcher or any of its affiliates within a three-month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144 or (B) the date all of the Covered Securities covered by such Registration Statement shall have been sold by Fletcher and its affiliates (such later period, the "Registration Period"); (ii) prepare and file with the SEC such amendments and supplements to the Registration Statements and the prospectuses used in connection with the Registration Statements (as such prospectuses are so amended and supplemented from time to time, the "Prospectuses") as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Covered Securities by Fletcher or any of its affiliates; (iii) furnish such number of Prospectuses and other documents incident thereto, including any amendment of or supplement to the Prospectuses, as Fletcher from time to time may reasonably request; (iv) cause all Covered Securities to be listed on each securities exchange and quoted on each quotation service on which similar securities issued by the Company are then listed or quoted; (v) provide a transfer agent and registrar for all Covered Securities and a CUSIP number for all Covered Securities; (vi) otherwise comply with all applicable rules and regulations of the SEC, the Nasdaq and any other exchange or quotation service on which the Covered Securities are obligated to be listed or quoted under this Agreement; and (vii) file the documents required of the Company and otherwise obtain and maintain requisite blue sky clearance in (x) New York and all other jurisdictions in which any of the Covered Securities were originally sold and (y) all other states specified in writing by Fletcher, provided, however, that, as to this clause (y), the Company shall not be required to qualify to do business or consent to service of process in any state in which it is not now so qualified or has not so consented. Fletcher shall (i) provide such information as reasonably requested by the Company in connection with the preparation of the Registration Statements and (ii) have the right to approve the description of the selling stockholder, plan of distribution and all other references to Fletcher and its affiliates contained in any Registration Statement and any Prospectus; provided, however, that, in the event of Fletcher's failure to comply with its obligations set forth in clause (i) of this sentence, the Company's obligation to file a Registration Statement will be suspended until such time as Fletcher complies therewith and, provided, further, that, with respect to clause (ii) of this sentence, Fletcher shall approve or reject such descriptions or references within two (2) full Business Days after and excluding the date on which the Company provides the final forms of such descriptions and references, and, in the event that Fletcher has not approved or rejected such descriptions within five (5) full Business Days after and excluding the date on which the Company provides the final forms of such descriptions and references, the Company's obligation to file a Registration Statement will be suspended until such time as Fletcher complies therewith.
    The Company shall furnish to Fletcher upon request a reasonable number of copies of a supplement to or an amendment of any Prospectus as may be necessary in order to facilitate the public sale or other disposition of all or any of the Covered Securities by Fletcher or any of its affiliates pursuant to the Registration Statements.
    With a view to making available to Fletcher and its affiliates the benefits of Rule 144 and Form S-3 under the Securities Act, the Company covenants and agrees to: (i) make and keep available adequate current public information (within the meaning of Rule 144(c)) concerning the Company during the Registration Period; and (ii) furnish to Fletcher upon request, as long as Fletcher owns any Covered Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act and, (B) such other information as may be reasonably requested in order to avail Fletcher and its affiliates of Rule 144 or Form S-3 with respect to such Covered Securities.
    Notwithstanding anything else in this Section 4, if, at any time during which a Prospectus is required to be delivered in connection with the sale of any Covered Security, the Company determines in good faith and upon advice of counsel that a development has occurred or a condition exists as a result of which the Registration Statements or the Prospectuses contain a material misstatement or omission, the Company will promptly notify Fletcher thereof by telephone and in writing. Upon receipt of such notification, Fletcher and its affiliates will immediately suspend all offers and sales of any Covered Security pursuant to the Registration Statements, and, if so directed by the Company, Fletcher will deliver to the Company, at the Company's expense, all copies of the Prospectuses printed in bulk in connection with a pending underwritten offering, in its possession, if any, relating to the Covered Securities. In such event, the Company will amend or supplement the Registration Statements and the Prospectuses or make such filings or public disclosures as promptly as practicable and will use its best efforts to take such other steps as may be required to permit sales of the Covered Securities thereunder by Fletcher and its affiliates in accordance with applicable federal and state securities laws. The Company will promptly notify Fletcher after it has determined in good faith that such sales have become permissible in such manner and will promptly deliver copies of the Registration Statements and the Prospectuses (as so amended or supplemented, if applicable) to Fletcher in accordance with paragraphs (f) and (g) of this Section 4.
    Notwithstanding anything else in this Agreement, but subject to the last sentence of this Section 4(j), if a material transaction in which the Company is engaged or proposes to engage would require an immediate amendment to the Registration Statements, a supplement to the Prospectuses or a filing under the Exchange Act or other public disclosure of material information and the disclosure of such transaction would be premature or injurious to the consummation of the transaction (each, a "Blackout Event"), the Company may give notice (a "Blackout Notice") to Fletcher by telephone and in writing to suspend sales of Covered Securities. Fletcher agrees that, after the receipt of a Blackout Notice, it will not effect any sales of Covered Securities pursuant to the Registration Statements until the Company notifies Fletcher that such sales are permissible and, if so directed by the Company, Fletcher will deliver to the Company all copies of the Prospectus prepared in bulk in connection with an underwritten offering in its possession, if any, relating to the Covered Securities. At the end of any Blackout Event, the Company will (i) amend or supplement the Registration Statements and the Prospectuses or make such filings or public disclosures as promptly as practicable, (ii) use its best efforts to take such other steps as may be required to permit sales of the Covered Securities thereunder by Fletcher and its affiliates in accordance with applicable federal and state securities laws, (iii) promptly notify Fletcher after it has determined in good faith that such sales are permissible and (iv) promptly deliver copies of the Registration Statements and the Prospectuses (as so amended or supplemented, if applicable) to Fletcher in accordance with paragraphs (f) and (g) of this Section 4. Notwithstanding the foregoing, (x) under no circumstances shall the Company be entitled to exercise its right under this Section 4(j) to suspend sales of any Covered Securities pursuant to the Registration Statements if (A) it has exercised its right to suspend sales under this Section 4(j) on more than one (1) other occasion in the preceding twelve (12)-month period, (B) it has exercised its right to suspend sales under this Section 4(j) on one (1) occasion, and has suspended sales pursuant to Section 4(i) for an aggregate of thirty (30) days or more, in the preceding twelve (12)-month period, or (C) it has suspended sales pursuant to Section 4(i) for an aggregate of sixty (60) days or more in the preceding twelve (12)-month period, (y) any suspension under this Section 4(j) shall not exceed thirty (30) days and (z) no suspension under this Section 4(j) may commence less than thirty (30) days after the end of the preceding suspension under Section 4(i) or this Section 4(j).
    Promptly after the commencement of any suspension of sales of the Covered Security pursuant to this Section 4 (each period during which such sales are suspended being referred to herein as a "Blackout Period"), Fletcher will notify the Company of any contract to sell, assign, deliver or otherwise transfer any Covered Security that requires delivery of such Covered Security no later than three (3) Business Days after execution (each a "Sales Contract") that Fletcher or any of its affiliates has entered into prior to the commencement of such Blackout Period and that would require delivery of such Covered Securities during such Blackout Period, which notice will contain the aggregate sale price and quantity of Covered Securities pursuant to such Sales Contract. Within two (2) Business Days of receipt of such notice, the Company will notify Fletcher of its election either to (i) terminate the Blackout Period and, as promptly as practicable, amend or supplement the Registration Statements or the Prospectuses in order to correct the material misstatement or omission and deliver to Fletcher copies of such amended or supplemented Registration Statement and Prospectus in accordance with paragraphs (f) and (g) of this Section 4, or (ii) continue the Blackout Period in accordance with this paragraph. If the Company elects to continue the Blackout Period (or the Company elects to terminate the Blackout Period, but the Blackout Period is not terminated before the latest date that Fletcher may consummate the transaction contemplated by the Sales Contract), and if Fletcher or any of its affiliates are therefore unable to consummate the sale of Covered Securities pursuant to the Sales Contract (such unsold Covered Securities being the "Unsold Securities"), the Company will promptly indemnify each Fletcher Indemnified Party (as such term is defined in Section 17(a) below) against any Proceeding (as such term is defined in Section 17(a) below) that each Fletcher Indemnified Party may incur arising out of or in connection with Fletcher's breach or alleged breach of any such Sales Contract, and the Company shall reimburse each Fletcher Indemnified Party for any reasonable costs or expenses (including reasonable legal fees) incurred by such party in investigating or defending any such Proceeding. The purpose of the indemnities set forth in this Section 4(k) shall be to make the Fletcher Indemnified Parties whole for all losses, costs and expenses related to such Blackout Period, and the calculation of any indemnification payment under this Section 4(k) shall take into account all relevant factors, including (i) any cash payment made to any Person to terminate or modify such Sales Contract, (ii) the cost of covering by purchasing or borrowing Common Stock or other securities to deliver pursuant to such Sales Contract, (iii) the expected net benefit to Fletcher of delivering the Unsold Securities pursuant to the Sales Contract and (iv) Fletcher's mitigation of losses resulting from sales of the Unsold Securities after the Blackout Period; provided, however, that nothing in this Section 4(k)(iv) shall require Fletcher to take any actions that would have or could reasonably be expected to have an adverse economic effect on Fletcher or its affiliates. Upon receipt of Fletcher's notice of existing Sales Contracts required by this Section 4(k), the Company and Fletcher shall discuss in good faith any steps that could reasonably be taken to mitigate any losses relating to any Unsold Securities. In the event of a Blackout Period, Fletcher shall take reasonable actions to mitigate losses relating to Unsold Securities and resulting from the Blackout Period; provided, however, that Fletcher shall not be required to take any actions that would have or could reasonably be expected to have an adverse economic effect (after taking into account any specifically-stated, written commitment by the Company to provide indemnification under this Section 4(k) with respect to such action) on Fletcher or its affiliates. The amounts owed to Fletcher by the Company hereunder shall be reduced by losses resulting from Fletcher's failure to comply with its obligation set forth in the preceding sentence. If the Company elects to terminate the Blackout Period, Fletcher shall use reasonable efforts to extend the consummation date of such Sales Contract until after such Blackout Period ends; provided, however, that Fletcher shall not be required to take any action with respect to such Sales Contract that would have an adverse economic effect on Fletcher.
    If (i) the Registration Requirement is not satisfied at any time, (ii) the Company suspends sales under Section 4(j) on more than one (1) other occasion in the preceding twelve (12)-month period, (iii) the Company suspends sales under Section 4(j) on one (1) occasion, and has suspended sales pursuant to Section 4(i) for an aggregate of thirty (30) days or more, in the preceding twelve (12)-month period, (iv) the Company suspends sales pursuant to Section 4(i) for an aggregate of sixty (60) days or more in the preceding twelve (12)-month period, or (v) any suspension under Section 4(j) shall exceed thirty (30) days or shall occur within thirty (30) days of any suspension under Section 4(i) or Section 4(j) (each of (ii), (iii), (iv) and (v), a "Blackout Violation"), then for each month or portion thereof in which the Registration Requirement is not satisfied or a Blackout Violation occurs or continues, the Agreement Date Price shall be reduced by $0.3524 and the Amendment Date Price shall be reduced by $0.3170, including through the issuance of additional shares of Common Stock as if such adjusted Agreement Date Price or Amendment Date Price, as the case may be, had been in effect as of the date hereof and as of each of the dates on which an Additional Investment Notice was delivered to the Company, as applicable; provided, however, that no reduction of the Agreement Date Price or Amendment Date Price (and issuance of additional shares of Common Stock) shall be made (1) with respect to any Common Shares that (x) are not owned by Fletcher or its affiliates on the date of the event giving rise to such reduction or (y) may be sold pursuant to an effective Registration Statement and are not affected by the Company's failure to satisfy the Registration Requirement, or (2) with respect to Common Shares issuable upon exercise of the MTI Investment Rights, after the date of an SEC Rejection and before the exercise of such MTI Investment Rights. For purposes of this Agreement, "SEC Rejection" shall mean the SEC's (or its Staff's) delivery of a comment or instruction (either orally or in writing) to the Company or its counsel stating that the SEC will not permit the Company to register the resale of Common Shares issuable upon exercise of the MTI Additional Investment Rights (as defined in the Certificate) or otherwise issuable hereunder or under the Certificate until such shares have been issued, but, if applicable, does not object to the registration of the remaining shares of Common Stock issued hereunder if the shares issuable upon exercise of the MTI Additional Investment Rights and otherwise issuable hereunder or under the Certificate are excluded from the relevant Registration Statement; provided, however, that an SEC comment shall only constitute an SEC Rejection (A) with respect to the Initial Registration Statement, in the event that it occurs subsequent to the Company (x) filing a first amendment to the Initial Registration Statement, (y) either (i) filing a second amendment to the Initial Registration Statement or (ii) engaging in an oral teleconference with a member of the SEC staff responsible for reviewing the Initial Registration Statement and counsel for Fletcher (if counsel for Fletcher is permitted by the member of the SEC staff to join such teleconference and only if Fletcher is a Holder (as defined in the Certificate)) and during such teleconference asserting its position that the Company should be permitted to register for resale pursuant to the Initial Registration Statement the number of Common Shares contemplated by the second sentence of Section 4(a) hereof and (z) taking such other actions as are determined by the Company to be productive toward obtaining registration of the shares issuable upon exercise of the MTI Additional Investment Rights in light of the SEC's oral and written comments; and (B) with respect to any other Registration Statements, in the event that it occurs subsequent to the Company (x) filing a first amendment to such Registration Statement, (y) either (i) filing a second amendment to such Registration Statement or (ii) engaging in an oral teleconference with a member of the SEC staff responsible for reviewing such Registration Statement and counsel for Fletcher (if counsel for Fletcher is permitted by the member of the SEC staff to join such teleconference and only if Fletcher is a Holder) and during such teleconference asserting its position that the Company should be permitted to register for resale pursuant to such Registration Statement the number of Common Shares contemplated by the applicable provision of this Agreement and (z) taking such other actions as are determined by the Company to be productive toward obtaining registration of the shares issuable upon exercise of the MTI Additional Investment Rights in light of the SEC's oral and written comments. If an SEC Rejection is delivered to the Company in writing, then the Company shall deliver a copy of such SEC Rejection to Fletcher on the next Business Day, and if an SEC Rejection is delivered to the Company orally, then the Company shall summarize the substance of such SEC Rejection in a letter to Fletcher, signed by an appropriate officer of the Company, on the next Business Day. If the Registration Requirement is not satisfied at any point in time during the Registration Period, or if a Blackout Violation occurs, then the end of the Additional Investment Term (as defined in the Certificate) relating to the Second MTI Right shall be extended by one day for each day (or portion thereof) that the Registration Requirement shall not have been satisfied or the Blackout Violation shall exist, as the case may be; provided, that such Additional Investment Term shall not be extended for any day (or portion thereof) that the Registration Requirement is not satisfied with respect to Common Shares issuable upon exercise of the MTI Investment Rights after the date of an SEC Rejection, which prevents the Company from satisfying the Registration Requirement with respect to the Registration Statement covering such Common Shares, except that such Additional Investment Term shall be extended for any day (or portion thereof) that the Registration Requirement with respect to Common Shares issuable upon exercise of the MTI Investment Rights shall not have been satisfied. Notwithstanding the foregoing, in no event shall such Additional Investment Term be extended beyond December 31, 2006, except, that, if the Registration Requirement is not satisfied, or if a Blackout Period or a Blackout Violation exists, at any time during the sixty (60)-Business Day period ending on and including December 31, 2006, Fletcher shall have no less than sixty (60) Business Days on which the Registration Requirement is satisfied and no Blackout Period or Blackout Violation exists after and excluding the last date on which the Registration Requirement was not satisfied, or a Blackout Period or Blackout Violation existed, to exercise the MTI Investment Rights.
    "Market Stand-off" Agreement. If requested by the Company and an underwriter in a bona fide underwritten public offering of Common Stock with net proceeds of at least twenty-five million dollars ($25,000,000) to the Company, after underwriter's discounts or commissions and other fees or expenses, Fletcher shall not sell any Common Stock on Nasdaq during the ninety (90) day period (or such shorter period, if (A) so notified by the Company in writing or (B) the Company withdraws the registration statement with respect to, or otherwise abandons, such underwritten public offering) (in each case, a "Stand-off Period") following the effective date of a registration statement of the Company filed under the Securities Act, provided that:
        such Stand-off Period shall not occur before the first anniversary of the termination of the most recent Stand-off Period;
        all officers and directors of the Company and all stockholders of the Company beneficially owning more than ten percent (10%) of the shares of Common Stock on the effective date of such registration statement shall have entered into agreements no less favorable to the Company and the underwriters;
        Fletcher shall beneficially own more than ten percent (10%) of the shares of Common Stock outstanding on the effective date of such registration statement;
        the MTI Investment Rights, in whole or in part, are outstanding, are unexercised and have not expired; and

    the end of the Additional Investment Term relating to the Second MTI Right shall be extended by one day for each day (or portion thereof) of the Stand-off Period, provided, however, that in no event shall such Additional Investment Term be extended beyond December 31, 2006, except, that, if a Stand-off Period exists at any time during the sixty (60)-Business Day period ending on and including December 31, 2006, the Holder (as defined in the Certificate) shall have no less than sixty (60) Business Days (on which no Stand-off Period exists) after the end of such Stand-off Period in which to exercise the MTI Investment Rights.

    Subsequent Issuance Registration Statements. At any time after an SEC Rejection, upon the exercise of the MTI Investment Rights pursuant to the Certificate or upon the issuance of any other shares of Common Stock under this Agreement or the Certificate (excluding the 1,418,842 Initial Shares), the Company shall, at its own expense and as promptly as practicable after (and in no event later than ten (10) Business Days after and excluding) each Additional Investment Closing Date, file a registration statement (each such registration statement, together with all amendments and supplements thereto and any replacement registration statement with respect thereto or with respect to the Common Shares covered thereby, an "Subsequent Issuance Registration Statement")) covering the resale of all of the shares of Common Stock issued pursuant to such exercise of the MTI Investment Rights. The Company shall use its best efforts to cause each Subsequent Issuance Registration Statement to be declared effective as soon as practicable, but not later than sixty (60) days after and excluding the relevant Additional Investment Closing Date (or, if the SEC elects to review such Subsequent Issuance Registration Statement, ninety (90) days after and excluding the relevant Additional Investment Closing Date). The Company shall provide prompt written notice to Fletcher if the SEC elects to review any Subsequent Issuance Registration Statement. Notwithstanding anything contained herein to the contrary, the Company shall not be obligated to file more than two Subsequent Issuance Registration Statements during any ninety (90) day period or more than six Subsequent Issuance Registration Statements during any one year period.

    ANNEX C

    Revised Section 7 of the Main Agreement

    7. Future Equity Issuances.

    If, on or after the date hereof and prior to the end of the Additional Investment Term, the Company engages or participates in any discussions with any Person regarding any potential Later Issuance (as defined, and subject to the limitations, below), the Company shall (i) within two (2) Business Days after and excluding the date of such discussions, notify Fletcher of the existence of the Company's discussions with respect to the potential Later Issuance and (ii) in connection with such notice, inquire whether Fletcher desires to be informed as to the substance of such discussions. If Fletcher notifies the Company in writing that Fletcher elects to become informed with respect to such potential Later Issuance by 11:59 p.m., New York City time, on the second (2nd) Business Day after and excluding the date on which the Company so notifies Fletcher (the "Fletcher Election Period"), the Company shall use its best efforts to engage in good faith discussions with Fletcher regarding the potential Later Issuance and shall not consummate such Later Issuance until the later to occur of (i) two (2) full Business Days after and excluding the date of Fletcher's election and (ii) the expiration of the Fletcher Election Period. For purposes of clarification, nothing in this subsection shall obligate the Company to invite or allow Fletcher to participate in a Later Issuance. Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligations under this Agreement to disclose any material, non-public information to Fletcher unless Fletcher, upon request by the Company, executes and delivers a confidentiality agreement relating thereto in form and substance reasonably acceptable to the Company.
    If, on or prior to December 31, 2004 (which date will be extended by one day for each day (or portion thereof) prior to December 31, 2004 that the Registration Requirement shall not have been satisfied or a Blackout Violation shall exist, as the case may be (such later date, the "Extended Date")), there is a Later Issuance:
        at a Later Issuance Price (as defined below) per share that is less than $7.048, but greater than or equal to $6.34, then:
            the Company shall promptly issue, and deliver certificates to Fletcher representing, an additional number of shares of Common Stock, if any, equal to the positive difference between (1) the number of shares equal to the number calculated by dividing $10,000,000 by the Later Issuance Price and (2) the sum of the Initial Shares plus all shares of Common Stock previously issued under this Section 7(b)(i)(A), if any; and
            the Agreement Date Price shall automatically be reduced to equal the lesser of the Later Issuance Price and the Agreement Date Price then in effect; or
        at a Later Issuance Price per share that is less than $6.34, then:
            the Company shall promptly issue, and deliver certificates to Fletcher representing, an additional number of shares of Common Stock, if any, equal to the sum of:

            (1) the positive difference between (x) the number of shares equal to the number calculated by dividing $10,000,000 by the Later Issuance Price and (y) the sum of the Initial Shares plus all shares of Common Stock previously issued under this Section 7(b)(ii)(A)(1), if any; plus

            (2) with respect to each Additional Investment Notice delivered by the Holder prior to a Later Issuance where the MTI Additional Investment Price (as defined in the Certificate) was greater than the Later Issuance Price, the positive difference, if any, between (1) the number of shares calculated by dividing (x) the Designated Additional Investment set forth in such Additional Investment Notice by (y) the Later Issuance Price (provided that if such Additional Investment Notice was settled by Net Basis Settlement, such additional number of shares shall equal the positive difference, if any, between the number of shares of Common Stock that would have been issuable pursuant to Section 1.4(b) of the Certificate if the MTI Additional Investment Price had equaled the Later Issuance Price, minus the number of shares of Common Stock actually issued pursuant to such Additional Investment Notice) and (2) the sum of the aggregate number of shares of Common Stock delivered upon such closings of such exercises of the MTI Investment Rights plus all shares of Common Stock previously issued under this Section 7(b)(ii)(A)(2), if any; and

            the Agreement Date Price shall automatically be reduced to equal the lesser of the Later Issuance Price and the Agreement Date Price then in effect; and
            the Amendment Date Price shall automatically be reduced to equal the lesser of the Later Issuance Price and the Amendment Date Price then in effect.
    If, at any time after the later of December 31, 2004 or the Extended Date, and on or prior to the end of the Additional Investment Term, there is a Later Issuance at a Later Issuance Price per share that is less than $7.048, but greater than or equal to $6.34, then:
        the Company shall promptly issue, and deliver certificates to Fletcher representing, an additional number of shares of Common Stock equal to the positive difference obtained by subtracting (1) the sum of the Initial Shares plus all shares of Common Stock previously issued under this Section 7(c)(i) from (2) the quotient obtained by dividing (y) ten million dollars ($10,000,000) by (z) the Adjusted ADP; and
        the Agreement Date Price shall be adjusted to equal the Adjusted ADP, if the Adjusted ADP is less than the Agreement Date Price then in effect.
    If, at any time after the later of December 31, 2004 or the Extended Date, and on or prior to the end of the Additional Investment Term, there is a Later Issuance at a Later Issuance Price per share that is less than $6.34, then:
        the Company shall promptly issue, and deliver certificates to Fletcher representing, an additional number of shares of Common Stock equal to the sum of:
            the positive difference obtained by subtracting (1) the sum of the Initial Shares plus all shares of Common Stock previously issued under this Section 7(d)(i)(A) from (2) the quotient obtained by dividing (y) ten million dollars ($10,000,000) by (z) the Adjusted ADP; plus the sum of any positive differences obtained for each exercise of the MTI Investment Rights by subtracting (1) the sum of the number of shares of Common Stock delivered upon the closing of the exercise of the MTI Investment Rights plus all shares of Common Stock previously issued under this Section 7(d)(i)(B) from (2) the quotient obtained by dividing (y) the Designated Additional Investment set forth in the Additional Investment Notice delivered in connection with the closing of the exercise of the MTI Investment Rights by (z) the Adjusted MTI Price;
        the Agreement Date Price shall be adjusted to equal the Adjusted ADP, if the Adjusted ADP is less than the Agreement Date Price then in effect; and
        the Amendment Date Price shall be adjusted to equal the Adjusted MTI Price, if the Adjusted MTI Price is less than the Amendment Date Price then in effect.
    "Later Issuance" shall mean the consummation of, any sale or issuance by the Company, directly or indirectly, to any Person or Persons (other than Fletcher or its affiliates) of any shares of, or securities convertible into, exercisable or exchangeable for, or whose value is derived in whole or in part from, any shares of any class of the Company's capital stock; provided that "Later Issuance" shall not include (A) a sale or issuance to the sellers of any business or assets of a business being purchased by the Company in a bona fide acquisition whether through purchase, merger, consolidation, exchange offer or otherwise, (B) a bona fide sale or issuance to a strategic or joint venture partner, (C) a bona fide sale or issuance in connection with the acquisition of intellectual property assets, (D) issuances pursuant to any stock split, dividend or distribution payable in additional shares of capital stock pro rata to all holders of Common Stock, (E) sales or issuances to employees, consultants or directors of the Company or any of its subsidiaries directly or pursuant to a stock option plan, employee stock purchase plan or restricted stock plan, or other similar arrangements related to compensation for services in effect on the date of this Agreement, or similar plans or arrangements approved by the Company's Board of Directors (and, if required, approved by the Company's stockholders) after the date hereof, in each case in the ordinary course of business for bona fide compensatory purposes, (F) issuances issued upon the exercise of any options or warrants to purchase capital stock outstanding on the date hereof or upon conversion of any securities convertible into capital stock outstanding on the date hereof, in each case in accordance with the terms of such options, warrants or securities in effect on the date hereof, (G) issuances in connection with the exercise or triggering of a stockholder rights plan or similar anti-takeover mechanism (a "Poison Pill"), (H) Common Shares issued or issuable pursuant to this Agreement or upon exercise of the MTI Investment Rights or (I) sales or issuances occurring on or after January 1, 2005 (which date will be extended by one day for each day (or portion thereof) that the Registration Requirement shall not have been satisfied or a Blackout Violation shall exist, as the case may be) pursuant to a bona fide underwritten public offering of the Company's securities with net proceeds to the Company of at least twenty-five million dollars ($25,000,000). "Later Issuance Price" shall mean the fair market value of the minimum amount of consideration deliverable by the purchaser in return for each share of Common Stock (or economic equivalent thereof). "Adjusted ADP" shall equal the product of (A) $7.048 (the "Initial ADP") and (B) a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the Later Issuance plus the quotient obtained by dividing the aggregate Proceeds received by the Company in the Later Issuance by the Initial ADP, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the Later Issuance and the number of shares of Common Stock issued in the Later Issuance; provided that for each Later Issuance after and excluding the first Later Issuance occurring under this Agreement, the "Initial ADP" shall equal the Adjusted ADP calculated in connection with the immediately preceding Later Issuance. "Adjusted MTI Price" shall, with respect to each exercise of the MTI Investment Rights, equal the product of (A) the Amendment Date Price measured as of the date of such exercise (the "Initial Strike Price") and (B) a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the Later Issuance plus the quotient obtained by dividing the Proceeds by the Initial Strike Price, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the Later Issuance and the number of shares of Common Stock issued in the Later Issuance; provided that for each Later Issuance after and excluding the first Later Issuance occurring under this Agreement with respect to such exercise of the MTI Investment Rights, the "Initial Strike Price" shall equal the Adjusted MTI Price calculated in connection with the immediately preceding Later Issuance. "Proceeds" shall equal the product of the Later Issuance Price and the number of shares of Common Stock issued in the Later Issuance.

ANNEX D

Fletcher International, Ltd.

[insert address]

May [ ], 2004

Mechanical Technology Incorporated

431 New Karner Road

Albany, NY 12205

Re: Amendment No. 1 to Main Agreement

Ladies and Gentlemen:

Reference is made to (i) that certain Agreement dated as of January 26, 2004 by and between Mechanical Technology Incorporated, a corporation organized under the laws of New York (together with its permitted successors, the "Company"), and Fletcher International, Ltd., a company organized under the laws of Bermuda (together with its permitted successors, "Fletcher") (the "Main Agreement"); (ii) that certain Amendment No. 1 to Main Agreement dated as of May [ ], 2004 by and between the Company and Fletcher (the "Main Agreement Amendment"); (iii) the certain Escrow Agreement dated as of January 29, 2004 by and between the Company, Fletcher and Smith Barney, a division of Citigroup Global Markets, Inc. ( "Escrow Agent") (the "Escrow Agreement"); and (iv) the certain Amendment No. 1 to Escrow Agreement dated as of May [ ], 2004 by and between the Company, Fletcher and Escrow Agent (the "Escrow Agreement Amendment", and together with the Main Agreement Amendment, the "Amendments"). This letter agreement is being delivered pursuant to Section 2 of the Main Agreement Amendment. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Main Agreement Amendment.

Fletcher hereby represents and warrants to the Company, as of the date hereof, as follows:

(1) Fletcher understands that no United States federal or state agency has passed on, reviewed or made any recommendation or endorsement of the Replacement Certificate.

(2) Fletcher is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act").

(3) Fletcher is purchasing the Replacement Certificate for its own account for investment only and not with a view to, or for resale in connection with, the public sale or distribution thereof in the United States, except pursuant to sales registered under the Securities Act or an exemption therefrom.

(4) Fletcher understands that the Replacement Certificate is being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal securities laws and that the Company is relying on the truth and accuracy of, and Fletcher's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Fletcher set forth herein in order to determine the availability of such exemptions and the eligibility of Fletcher to acquire the Replacement Certificate. Fletcher further understands that the Replacement Certificate may not be re-offered or resold other than pursuant to registration under the Securities Act or an available exemption therefrom.

(5) To Fletcher's knowledge, the Replacement Certificate was not offered or sold to Fletcher by any form of general solicitation or general advertising.

Sincerely,

FLETCHER INTERNATIONAL, LTD., by its duly authorized investment advisor, FLETCHER ASSET MANAGEMENT, INC.

By:______________________________

Name:

Title:

By:______________________________

Name:

Title:

ACCEPTED AND ACKNOWLEDGED AS OF

THE DATE FIRST WRITTEN ABOVE:

MECHANICAL TECHNOLOGY INCORPORATED

By:__________________________________

Name:

Title:

ANNEX E

FORM OF AMENDMENT NO. 1 TO ESCROW AGREEMENT